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                                                                    EXHIBIT 4.02


                                NIKU CORPORATION

              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of the 18th day of November 1999 by and between Niku Corporation, a Delaware corporation (the "Company") and those holders of the Company's securities whose names are set forth on Exhibit A hereto (collectively the "Existing Investors") and those holders of the Company's securities whose names are set forth on Exhibit B hereto (collectively the "New Investors"). The New Investors and the Existing Investors are referred to collectively herein as the "Investors."

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1 (unless specifically stated elsewhere):

                (a) The term "Securities Act" means the Securities Act of 1933, as amended.

                (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

                (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                (e) The term "Registrable Securities" means

                    (i) Common Stock issuable or issued upon conversion of the Shares;

                    (ii) Common Stock now owned by each of Farzad and Rhonda L. Dibachi, Trustees of the Dibachi Family Trust UDT dated 2/11/98 and the Garnett 1996 Children's Trust UTA dtd 3-11-96, Howard S. Zeprun, Trustee;

                    (iii) Common Stock issued or issuable upon conversion of Preferred Stock of the Company issued or issuable upon exercise of warrants to purchase Preferred Stock of the Company issued after the date hereof to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, provided that any


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such additional parties to this Agreement execute a counterpart signature page hereto and agree to be bound by the terms hereof, and

                    (iv) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the foregoing, excluding in all cases, however, any shares sold or transferred by a person in a transaction in which the rights under this
Section 1 are not assigned.

                (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities.

                (g) The term "Shares" shall mean shares of the Company's Series F Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

                (h) The term "SEC" shall mean the Securities and Exchange Commission.

            1.2 Demand Registration.

                (a) Registration Rights. If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from holders of at least 50% of the Registrable Securities then outstanding ("Initiating Holders"), requesting that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding, then the Company shall:

                    (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                    (ii) effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 4.6.

                (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter

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will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the Company and the underwriter advise the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities, and the number of Registrable Securities that may be included in the underwriting on behalf of each selling Holder shall be allocated pro-rata amongst all selling Holders according to the total number of Registrable Securities held by each such selling Holder. For purposes of the foregoing allocation and any other similar allocations required by this Section 1, for any selling Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included in such "selling Holder," as defined in this sentence. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

                (c) Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however that the Company may not utilize this right more than twice in any twelve-month period and the Company shall not utilize this right (or the similar right to defer in Section 1.4(b)) for two consecutive one hundred twenty (120) day periods.

                (d) Number of Registrations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2 after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective. For the purposes of this Section 1.2, a proposed registration that is withdrawn due to a material adverse change in the Company's business or financial condition shall not count as a registration.

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            1.3 Piggyback Registration Rights.

                (a) Registration Rights. If the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration effected pursuant to Rule 145 under the Securities Act or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 4.6, the Company shall, subject to the provisions of paragraph (b) below, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the Company and the managing underwriter determine that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude entirely the Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and the number of Registrable Securities that may be included in the underwriting on behalf of each selling Holder and each other person distributing securities in such underwriting shall be allocated pro-rata amongst all selling Holders and all such other persons according to the respective amounts of Registrable Securities or other securities entitled to registration rights held by such selling Holders and other persons at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other person to the nearest 100 shares.

            1.4 Form S-3 Registration. If at any time, and from time to time, that the Company shall be eligible to effect a registration and offering pursuant to Form S-3 under the Securities Act or any successor form ("Form S-3"), the Company shall receive from one or more of the Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

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                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at a gross aggregate price to the public of less than two million dollars ($2,000,000); (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any twelve month period, and the Company shall not utilize this right (or the similar right to defer in Section 1.2(c)) for two consecutive one hundred twenty (120) day periods; (4) if the Company has, within the twelve (12) month period preceding the date of such request, previously effected a registration on Form S-3 pursuant to this Section 1.4; or
(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

            1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            1.6 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this
Section I for each Holder (which right may be assigned as provided in Section 1.10), including (without limitation) all registration, filing, and


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qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and no more than one counsel for all the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of a majority of the Holders of the Registrable Securities electing to be registered (in which case all participating Holders shall bear such expenses), unless (i) the registration is withdrawn following any deferral of the registration by the Company pursuant to
Section 1.2(c) or 1.4(b); (ii) the registration is withdrawn due to a material adverse change in the Company's business or financial condition; or (iii) in the case of a demand registration pursuant to Section 1.2, the Holders of a majority of the Registrable Securities proposed to be registered by such Holders requesting withdrawal agree that the Holders shall forfeit their right to one registration pursuant to Section 1.2.

            1.7 No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, any underwriter (as defined in the Securities Act) for such Holder or any person who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, for any such loss, claim, damage, liability, or action to the extent

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that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specified for use in such registration statement; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity by any Holder under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder.

                (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 unless the failure to deliver notice is materially prejudicial to its ability to defend such action. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.8.

                (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable

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by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any Holder be required to contribute under this subsection 1.8(d) an aggregate amount in excess of the gross proceeds from the offering received by such Holder less any amounts paid by the Holder pursuant to subsection 1.8(b). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control as to the parties to the underwriters agreement and any stockholders of the Company selling shares of the Company in such offering.

                (f) The obligations of the Company and Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.9 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

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            1.10 Assignment of Registration Rights. The rights to cause the
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, (i) the holdings of affiliated partnerships and other entities, constituent or retired partners or members (collectively, "Affiliated Members") and (ii) the holdings of spouses and ancestors, lineal descendants and siblings who acquire Registrable Securities by gift, will or intestate succession (collectively, "Family Members") shall in each case be aggregated together; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall designate in writing to the Company on behalf of the entire group of Affiliated Persons or Family Members, as the case may be, a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

            1.11 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it as of the effective date except Registrable Securities included in such registration; provided, however, that:

                (a) all officers and directors of the Company enter into substantially similar agreements; and

                (b) such market stand-off time period shall not exceed one hundred eighty (180) days except as may be agreed to by holders of a majority of the then outstanding Registrable Securities.

        Each Investor agrees to provide to the underwriters of any public offering such further agreement as such underwriter may require in connection with this market stand-off agreement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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            1.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) five (5) years following the consummation of an underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on form S-1 or SB-2 under the Securities Act yielding gross proceeds to the Company in excess of twenty million dollars $20,000,000 (a "Qualified IPO"), and
(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three
(3)-month period without registration.

        2. Right of First Refusal.

            2.1 General. Each Holder (as defined in Section 1.1(b)) and any party to whom such Holder's rights under this Section 2 have been duly assigned in accordance with Section 2.6 (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 2.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 1.1(b)), to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under stock purchase and stock option plans of the Company and outstanding warrants.

            2.2 New Securities. "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                (a) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Preferred Stock;

                (b) up to an aggregate of 10,568,210 shares (such number to be calculated net of any repurchases of such shares by the Company and net of any expired or terminated options, warrants or rights and to be proportionately adjusted to reflect any subsequent split, subdivision, combination or reverse stock split of the outstanding shares of Common Stock of the Company) issued as

                    (i) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards,

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        warrants, contracts or other arrangements that are approved by the Board of Directors;

                    (ii) shares of the Company's Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, under arrangements approved by the Board of Directors;

                (c) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity;

                (d) any shares of Series C Preferred Stock issued under the Series C Preferred Stock Purchase Agreement of even date herewith;

                (e) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities or upon the exercise or conversion of any securities, if such securities were first offered to the Rights Holders hereunder;

                (f) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend; and

                (g) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act.

            2.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten
(10) business days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such
Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written notice of the failure of any Nonpurchasing Holder to purchase such

Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within five (5) business days after receiving the Overallotment Notice.

            2.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such ten (10) plus five
(5) business day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 2.

            2.5 Termination. This right of first refusal shall terminate (a) immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public at an aggregate gross public offering price (calculated before deduction of underwriters' discounts and commissions) of at least twenty million dollars ($20,000,000) or (b) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction (x) own, immediately after such transaction, securities representing less than a majority of the voting power of the corporation or other entity surviving such transaction and (y) receive cash, securities registered under Section 12 of the Exchange Act, or a combination thereof in exchange for all shares of Common Stock of the Company owned by such holders immediately before such transaction.

            2.6 Assignment of Right of First Refusal. The right to purchase the Pro Rata Shares pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time before such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such right of first refusal are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.11 and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, (i) the holdings of Affiliated Members and (ii) the holdings of Family Members shall in each case be aggregated together; provided that all assignees and transferees who would not qualify individually for assignment of the right of first refusal shall designate in writing to the Company on behalf of the entire group of Affiliated Persons or Family Members, as the case may be, a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

        3. Covenants of the Company.

            3.1 Delivery of Financial Statements. The Company shall deliver to each Investor, so long as such Investor shall be a Holder of at least five hundred thousand (500,000) Shares (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations):

                (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders' equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                (b) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

            3.2 Inspection. The Company shall permit each Investor, so long as such Investor shall be a Holder of at least five hundred thousand (500,000) Shares (subject to appropriate adjustment for stock splits, dividends, combinations and other recapitalizations), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this
Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless the recipient is not deemed by the Board of Directors to be a competitor or potential competitor of the Company and such Holder signs an appropriate nondisclosure agreement.
The Company hereby acknowledges that CNET, Inc. is not and will not be deemed a competitor or potential competitor for purposes of this Section 3.2.

            3.3 Termination of Covenants. The covenants set forth in this
Section 3 shall terminate and be of no further force or effect (a) upon a Qualified IPO or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur, or (b) with respect to the covenants set forth in
Section 3.2, as to any Holder, or transferee or assignee of such Holder, who is deemed by the Board of Directors of the Company to be a competitor or potential competitor of the Company.

        4. Miscellaneous.

            4.1 Additional Parties. "Purchaser" under that certain Series D Preferred Stock Purchase Agreement made as of October __, 1999 by and between the Company and such Purchasers shall become a "New Investor" hereunder, when such Purchaser executes a counterpart signature page hereof and without the need for an amendment hereto except to add such Purchaser's name to Exhibit B hereto. In the event of the issuance of warrants to purchase Preferred Stock to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company, upon execution of a counterpart signature page by any such entity and without need for an amendment hereto except to add such entity's name to Exhibit B hereto, any such entity shall become a party to this Agreement and shall be deemed an "Investor" for purposes of Sections 1, 2 and 4 of this Agreement as of the date of execution of such counterpart signature page.

            4.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as such laws apply to agreements entered into by residents of California and to be performed entirely within such state.

            4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            4.6 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Investors, at the Investors' respective addresses as set forth on Exhibit A or Exhibit B hereto and (ii) if to the Company, at the address of its principal corporate offices (attention:
Secretary), or in any such case at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above.

            4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

            4.9 Aggregation of Stock. All shares of the Series F, Series A, Series B, Series C and Series D Preferred Stock of the Company held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

            4.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            4.11 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                            [Signature Page Follows]

COMPANY:                                       INVESTOR:

NIKU CORPORATION



By:                                            By:
   -------------------------------                ------------------------------
   Farzad Dibachi, President
                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                LIST OF EXHIBITS

Exhibit A - Existing Investors
Exhibit B - New Investors

                                    Exhibit A

                               Existing Investors

COMMON STOCK

NAME                                       SHARES
-----------------------------------------------------------
Garnett 1996 Children's Trust                      500,000
UTA dtd 3-11-96, Howard S.
Zeprun, Trustee

Dibachi, Farzad and Rhonda L.,                   3,200,000
Trustees of the Dibachi Family
Trust UDT dated 2-11-98

SERIES F

NAME                                       SHARES
-----------------------------------------------------------
Garnett 1996 Children's Trust                      700,000
UTA dtd 3-11-96, Howard S.
Zeprun, Trustee

Garnett, Terence J. and Katrina A.,              1,300,000
Trustees of the Garnett Family Trust
U/D/T dated 4-2-97

Florence V, LLC, Harold Slawik,                  1,500,000
Managing Member

Dibachi, Franklin David                            500,000
Trust, Harold Slawik, Trustee

Dibachi, Farzad and Rhonda L.,                   5,900,000
Trustees of the Dibachi Family
Trust UDT dated 2-11-98

SILICON VALLEY COMMUNITIES VENTURES
NOT A PARTY TO THIS AGREEMENT
(100,000 SHARES)

SERIES A

NAME                                        SHARES

-----------------------------------------------------------
Chen, John S. and Sherry H. Chen                   285,714
Family Trust 1994

Delivanis, Constantin and Alison                   142,857
Kibrick as co-trustees
of the Delivanis-Kibrick Family
Trust dtd 12-13-90

Farid Dibachi                                      714,285

Dibachi, Farzad and Rhonda L.,                     285,714
Trustees of the Dibachi
Family Trust UDT dated 2-11-98

John Dunning                                       142,857

Florence V, LLC, Harold Slawik,                      5,714
Managing Member

Garnett, Terence J. and Katrina                  1,857,142
A., Trustees of the
Garnett Family Trust U/D/T dated
4-2-97

GCA Investments 1998                                30,000

Joe Gillach                                        142,857

Vinay Goel                                         150,000

Haque Family Partners                              285,714

Soroush and Niloofar Farhad                        142,857

Kaboli, JTWROS

Mark Moore                                          71,428

Charles Phillips                                    71,428
Morgan Stanley & Co.

Joshua Pickus                                       28,571

The William J. Raduchel Revocable Trust            285,714


Madhavan Rangaswami                                142,857

VLG Investments 1998                                71,428
Attn: Linda Glisson

Maynard G. Webb, Jr. And                           285,714
Irene C. Webb, Trustees of the Webb Family
Trust, dated June 3, 1995

SERIES B

NAME                                                SHARES
-----------------------------------------------------------
Comdisco, Inc.                                     146,666

Jim and Caroline Labe, Trustees of                   6,666
the Labe 1998 Revocable Trust, dated 10/5/98

Manuel Henriquez                                     6,666

The Phoenix Partners                               333,333

Joshua Pickus                                       13,333

VLG Investments 1998                                13,333

Shanmugam Chinnasamy                                60,000

Anant V. Prabhudesai                                33,333

William J. Raduchel                                 66,666

Roger Smith                                         66,666

Martin and Diana Neiman JTWROS                     133,333

Ramsey Beirne Partners, LLC                        160,000

Venrock Associates                               2,328,000

Venrock Associates II, L.P.                      2,845,333

Farzad and Rhonda L. Dibachi, Trustees of          666,666
the Dibachi Family Trust UDT dated 2/11/98

Terence J. and Katrina A. Garnett,                 333,333
Trustees of the Garnett Family Trust UDT
dated 4/27/97

Terence J. and Katrina A. Garnett,                 160,000
Trustees of the Garnett Family Trust UDT
dated 4/27/97


Maynard G. Webb, Jr. and Irene C. Webb,            133,333
Trustees of the Webb Family Trust, dated
6/3/95

Peter Mooney as nominee for the Broadview          293,333
Partners Group

Haque Family Partners                              133,333

Jack Acosta                                         66,666

SERIES C

NAME                                                SHARES
-----------------------------------------------------------
J. H. Whitney III, L.P.                            4,416,199

Whitney Strategic Partners III, L.P.                 106,414

Peter O. Crisp                                        25,126

F & W Investments 1998                                25,126

Kip Fern                                              25,126

Terence J. Garnett and Katrina A.                    502,513
Garnett, Trustees of the Garnett Family
Trust U/D/T dated 4/2/97

Terence J. Garnett                                    75,377

Hambrecht & Quist California                          49,121

Hambrecht & Quist Employee Venture                    28,391
Fund, L.P. II

Access Technology Partners, L.P.                     396,985

Access Technology Partners Brokers                     4,397
Fund, L.P.

Cristina Morgan                                       12,563

A.G. Edwards & Sons C/F Douglas P.                     5,025
Smith IRA Account

Kenneth Hao                                            2,513

Donald Fornes                                          3,518

Phoenix Partners IIIB                                251,256

Phoenix Partners IV                                  251,256

TCW/ICICI India Private Equity Fund,                 705,944
L.L.C.

TCW/ICICI India Private Equity Amp                   299,081
Fund, L.L.C.

Michael Tyrrell                                       25,126

Venrock Associates                                   999,246

Venrock Associates II, L.P.                        1,437,940

Maynard and Irene Webb,                               50,251
Trustees of the Webb Family Trust
Dated June, 1995

Henricus J. Stander III                               25,126

Mark A. Moore                                         12,563

Comdisco, Inc.                                       251,256

                                    Exhibit B

                                  New Investors

                                                                 PURCHASE
                                                      NO. OF     PRICE PER        AGGREGATE
NAME                                                  SHARES       SHARE       PURCHASE PRICE
----                                                  ------     ---------     --------------
Amerindo entities  (total is $10 million)

        Amerindo Technology Growth Fund II            798,500         $5.00     $3,992,500.00
        399 Park Avenue, Floor 18
        New York, NY 10022
        Attn:  Jessica Caruso

        James Stableford                                5,000         $5.00        $25,000.00
        43 Upper Grosvenor Street,
        London, UK  W1X 9PG

        Anthony Ciulla                                 10,000         $5.00        $50,000.00
        c/o Amerindo Investment Advisors, Inc.
        1 Embarcadero Center, Ste 2300
        San Francisco, CA  94111

        Joaquin Garcia-Larrieu                          2,000         $5.00        $10,000.00
        c/o Amerindo Investment Advisors, Inc.
        399 Park Avenue, Floor 18
        New York, NY 10022

        Pivotal Partners L.P.                         320,000         $5.00     $1,600,000.00
        Attention:  Diana Mah
        One Embarcadero Center, Ste 2300
        San Francisco, CA  94111

        California Bank & Trust Agent for              60,000         $5.00       $300,000.00
        Ralph Cechettini IRA #1
        Attention:  Diana Mah
        One Embarcadero Center, Ste 2300
        San Francisco, CA  94111

        William Slattery                                1,000         $5.00         $5,000.00
        c/o Amerindo Investment Advisors, Inc.
        399 Park Avenue, Floor 18
        New York, NY 10022

        Vertex Capital II LLC                          80,000         $5.00       $400,000.00
        130 West Lake Street
        Wayzata, MN  55391
        Attn:  Matthew Fitzmaurice

                                                                 PURCHASE
                                                      NO. OF     PRICE PER        AGGREGATE
NAME                                                  SHARES       SHARE       PURCHASE PRICE
----                                                  ------     ---------     --------------
        Matthew Fitzmaurice                            20,000         $5.00       $100,000.00
        130 West Lake Street
        Wayzata, MN  55391

        Dana Smith                                      3,000         $5.00        $15,000.00
        c/o Amerindo Investment Advisors, Inc.
        399 Park Avenue, Floor 18
        New York, NY 10022

        Daniel Chapey                                     500         $5.00         $2,500.00
        c/o Amerindo Investment Advisors, Inc.
        1 Embarcadero Center, Ste 2300
        San Francisco, CA  94111

        Emeric McDonald                               400,000         $5.00     $2,000,000.00
        c/o Amerindo Investment Advisors, Inc.
        1 Embarcadero Center, Ste 2300
        San Francisco, CA  94111

        Litton Master Trust                           300,000         $5.00     $1,500,000.00
        c/o Amerindo Investment Advisors, Inc.
        399 Park Avenue, Floor 18
        New York, NY 10022
        Attn:  Amy Caruso

Jonathan Art                                           20,000         $5.00       $100,000.00
80 East End Avenue
New York, NY  10028

Peter Mooney as Nominee for the Broadview              57,500         $5.00       $287,500.00
Partners Group
David Elias
c/o Broadview International
One Bridge Plaza
Fort Lee, NJ  07024

Richard L. Chang                                        5,000         $5.00        $25,000.00
c/o Bowman Capital Management, L.L.C.
1875 South Grant Street, Suite 600
San Mateo, CA  94402

                                                                 PURCHASE
                                                      NO. OF     PRICE PER        AGGREGATE
NAME                                                  SHARES       SHARE       PURCHASE PRICE
----                                                  ------     ---------     --------------
Charter Growth Capital, L.P.                          480,000         $5.00     $2,400,000.00
c/o Charter Growth Capital
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn:  A. Barr Dolan

Charter Growth Capital Co-Investment Fund, L.P.        90,000         $5.00       $450,000.00
c/o Charter Growth Capital
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn:  A. Barr Dolan

CGC Investors, L.P.                                    30,000         $5.00       $150,000.00
c/o Charter Growth Capital
525 University Avenue, Suite 1400
Palo Alto, CA  94301
Attn:  A. Barr Dolan

Shanmugam Chinnasamy                                   10,191         $5.00        $50,955.00
7176 Josslyn Drive
San Jose, CA  95120

CNET Investments, Inc.                              1,000,000         $5.00     $5,000,000.00
150 Chestnut Street
San Francisco, CA  94111
Attn:  Brandyn Criswell

Comdisco, Inc.                                        400,000         $5.00     $2,000,000.00
3000 Sand Hill Road
Building One, Suite 155
Menlo Park, CA  94025
Attn:  Grace Gillen

Matthew T. Cowan                                        7,000         $5.00        $35,000.00
c/o Bowman Capital Management, L.L.C.
1875 South Grant Street, Suite 600
San Mateo, CA  94402

                                                                  PURCHASE
                                                       NO. OF     PRICE PER        AGGREGATE
NAME                                                   SHARES       SHARE       PURCHASE PRICE
----                                                   ------     ---------     --------------
Peter O. Crisp                                          4,268         $5.00        $21,340.00
103 Horseshoe Road
Mill Neck, NY  11765

CrossFire Ventures, LLC                               100,000         $5.00       $500,000.00
6541 Crown Blvd., Suite E
San Jose, CA  95120
Attn:  John Dunning

Constantin Delivanis & Alison Kibrick as               30,000         $5.00       $150,000.00
Co-trustees of the Delivanis-Kibrick Family
Trust dated 12/30/90
12440 Hilltop Drive
Los Altos Hills, CA  94024

Farid Dibachi                                          70,000         $5.00       $350,000.00
12424 Skyline Blvd.
Woodside, CA  94062

Essex Private Placement Fund II                       400,000         $5.00     $2,000,000.00
Limited Partnership
125 High Street, 29th Floor
Boston, MA  02110-2702
Attn:  Susan Stickells

F&W Investments 1999                                   10,000         $5.00        $50,000.00
2 Palo Alto Square
Palo Alto, CA  94306
Attn:  Laird Simons, Esq.

F&W Investments 2000                                   20,000         $5.00       $100,000.00
2 Palo Alto Square
Palo Alto, CA  94306
Attn:  Laird Simons, Esq.

Terrence J. Garnett and Katrina A. Garnett,           500,000         $5.00     $2,500,000.00
Trustees of the Garnett Family Trust U/D/T
dated 4/2/97
c/o Venrock Associates
2494 Sand Hill Road, Suite 200
Menlo Park, CA  94025

                                                                  PURCHASE
                                                       NO. OF     PRICE PER        AGGREGATE
NAME                                                   SHARES       SHARE       PURCHASE PRICE
----                                                   ------     ---------     --------------

Hambrecht & Quist entities (total is $1
million)
Attn:  Isaac Ruiz
One Bush Street
San Francisco, CA  94104 (total is $1 million)

        Hambrecht & Quist California                   10,000         $5.00        $50,000.00
        Hambrecht & Quist Employee Venture             10,000         $5.00        $50,000.00
        Fund, L.P. II

        Access Technology Partners, L.P.              160,000         $5.00       $800,000.00
        Access Technology Partners Brokers              3,200         $5.00        $16,000.00
        Fund, L.P.

        H&Q Niku Investors, LLC                        16,800         $5.00        $84,000.00

Manuel  A. Henriquez                                    1,132         $5.00         $5,660.00
170 Hanna Way
Menlo Park, CA  94025

Soroush Kaboli                                         20,000         $5.00       $100,000.00
2042 Barbara Drive
Palo Alto, CA  94303

David Lietzke                                           5,000         $5.00        $25,000.00
c/o Bowman Capital Management, L.L.C.
1875 South Grant Street, Suite 600
San Mateo, CA  94402

Mark A. Moore                                          14,267         $5.00        $71,335.00
708 Laurel Avenue
Burlingame, CA  94010

Morris Ventures                                       286,000         $5.00     $1,430,000.00
2500 Sand Hill Road, Suite 240
Menlo Park, CA  94025
Attn:  Jeffrey A. Morris

David Mullin                                            5,000         $5.00        $25,000.00
c/o SMART Modular Technologies, Inc.
4305 Cushing Parkway
Fremont, CA  94538

                                                                  PURCHASE
                                                       NO. OF     PRICE PER        AGGREGATE
NAME                                                   SHARES       SHARE       PURCHASE PRICE
----                                                   ------     ---------     --------------

Mark Nelson                                             5,000         $5.00        $25,000.00
c/o Niku Corporation
305 Main Street
Redwood City, CA  94063

Mark and Dianne Nelson                                  5,000         $5.00        $25,000.00
c/o Niku Corporation
305 Main Street
Redwood City, CA  94063

The Phoenix Partners IV Limited Partnership           100,000         $5.00       $500,000.00
1000 Second Avenue, Suite 3600
Seattle, WA  98104
Attn:  David Johnston

Ramsey Beirne Partners, LLC                            27,178         $5.00       $135,890.00
500 Executive Blvd.
Ossining, NY  10562
Attn:  James Chung

M. Rangaswami                                          30,000         $5.00       $150,000.00
3404 Clay Street
San Francisco, CA  94108

Balasubramanian Ravishanker                            20,000         $5.00       $100,000.00
3336 Americus Drive
San Jose, CA  95148

Richard F. Scocozza                                    20,000         $5.00       $100,000.00
166 Duane Street
New York, NY  10013

Soros entities  (total is $3 million)

Attn:  Michael C. Neus
Soros Fund Management LLC
888 Seventh Avenue
New York, NY  10106

        Quantum Industrial Partners LDC               540,000         $5.00     $2,700,000.00

                                                                  PURCHASE
                                                       NO. OF     PRICE PER        AGGREGATE
NAME                                                   SHARES       SHARE       PURCHASE PRICE
----                                                   ------     ---------     --------------

        SFM Domestic Investments LLC                   60,000         $5.00       $300,000.00

Henricus J. Stander III                                 4,268         $5.00        $21,340.00
c/o Trust Company of the West
865 South Figueroa Street
Los Angeles, CA  90017

Tailwind Capital Partners, L.P.                       150,000         $5.00       $750,000.00
Attn:  Andrew Sessions
One Montgomery Street
San Francisco, CA  94104

TCS-America                                           100,000         $5.00       $500,000.00
Attn:  Arup Gupta
101 Park Avenue
New York, NY  10178

Venrock entities (total is $1,940,000)

Venrock Associates                                    151,126         $5.00       $755,630.00
Kim Rummelsburg, CFO
2494 Sand Hill Road, Suite 200
Menlo Park, CA  94025

Venrock Associates II, L.P.                           217,474         $5.00     $1,087,370.00
Kim Rummelsburg, CFO
2494 Sand Hill Road, Suite 200
Menlo Park, CA  94025

Venrock Entrepreneurs Fund, L.P.                       19,400         $5.00        $97,000.00
Kim Rummelsburg, CFO
2494 Sand Hill Road, Suite 200
Menlo Park, CA  94025

Walnut Ventures, LLC                                    5,000         $5.00        $25,000.00
Attn:  Krishnan Ramaswami
c/o Trust Company of the West
865 South Figueroa, 15th Floor
Los Angeles, CA  90017

                                                                  PURCHASE
                                                       NO. OF     PRICE PER        AGGREGATE
NAME                                                   SHARES       SHARE       PURCHASE PRICE
----                                                   ------     ---------     --------------

J. H. Whitney III, L.P.                               750,134         $5.00     $3,750,670.00
177 Broad Street
Stamford, CT  06901
Attn:  Rob Logan

Whitney Strategic Partners III, L.P.                   18,074         $5.00        $90,370.00
177 Broad Street
Stamford, CT  06901
Attn:  Rob Logan

        TOTALS:                                     7,998,012                   $39,990,060.00
                                                    =========                   ==============

                               FIRST AMENDMENT TO

                                NIKU CORPORATION

              FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "First Amendment") is made as of the 8th day of December, 1999 by and between Niku Corporation, a Delaware corporation (the "Company") and those holders of the Company's securities whose names are set forth on the signature pages hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

        A. The Company, the Investors and other holders of the Company's securities entered into the Fourth Amended and Restated Investor Rights Agreement (the "Rights Agreement") dated as of November 17, 1999. Capitalized terms used herein without definition shall have the meanings set forth in the Rights Agreement. Capitalized terms defined herein (except for the term "Investors") shall be deemed incorporated in the Rights Agreement.

        B. The Company, its wholly-owned subsidiary Niku Acquisition Corporation ("Merger Sub") and Proamics Corporation ("Proamics") have entered into an Agreement and Plan of Reorganization dated as of November 16, 1999 (the "Plan") with respect to the Company's acquisition of Proamics and the merger of Proamics with and into Merger Sub (the "Merger"). The Plan provides that the holders of preferred stock of Proamics immediately prior to the effective time of the Merger (each a "Proamics Preferred Holder" and collectively the "Proamics Preferred Holders") will be entitled to receive Series D Preferred Stock of the Company in exchange for their Proamics preferred stock.

        C. The closing of the transactions contemplated under the Plan is conditioned on the Proamics Preferred Holders becoming parties to the Rights Agreement.

                                    AGREEMENT

        THE PARTIES AGREE AS FOLLOWS:

        1. Consent by Investors. Each Investor hereby consents to the amendment of the Rights Agreement set forth in Section 2 below.

        2. Amendment. Section 4.1 of the Rights Agreement shall be amended by inserting the following immediately after the first sentence thereof:

               Each Proamics Preferred Holder receiving Series D Preferred Stock under the Plan shall become a "New Investor" hereunder, when such Proamics Preferred Holder executes a counterpart signature page hereof and without the need for an amendment hereto except to add such Proamics Preferred Holder's name to Exhibit B hereto.

        The parties hereto have executed this First Amendment to Fourth Amended and Restated Investor Rights Agreement as of the date first written above.

NIKU CORPORATION

By:
   -----------------------------------------
   Farzad Dibachi, President


INVESTORS:
Farzad and Rhonda L. Dibachi,
Trustees of the Dibachi Family
Trust UDT Dated 2-11-98

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


Garnett 1996 Children's Trust
UTA Dated 3-11-96, Howard
Zeprun, Trustee

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Terence J. Garnett and Katrina A. Garnett,
Trustees of the Garnett Family Trust U/D/T
Dated 4-2-97

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Venrock Associates

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

              [SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED
                    AND RESTATED INVESTOR RIGHTS AGREEMENT]

Venrock Associates II

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Venrock Entrepreneurs

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



J.H. Whitney III, L.P.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Whitney Strategic Partners III, L.P.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Amerindo Technology Growth Fund II

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Charter Growth Capital, L.P.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

              [SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED
                     AND RESTATED INVESTOR RIGHTS AGREEMENT]

Charter Growth Co-Investment Fund, L.P.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



CGC Investors, L.P.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



CNET Investments, Inc.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Comdisco, Inc.

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Essex Private Placement Fund II

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



Quantum Industrial Partners LDC (Soros)

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


              [SIGNATURE PAGE TO FIRST AMENDMENT TO FOURTH AMENDED
                    AND RESTATED INVESTOR RIGHTS AGREEMENT]